Exhibit 10.35

Summary of MeadWestvaco Corporation 2010 Long-Term Incentive Plan under 2005

Performance Incentive Plan, as amended

Under the MeadWestvaco Corporation Long-Term Incentive Plan (the “Plan”), which is a part of the 2005 Performance Incentive Plan, the Compensation and Organization Development Committee (the “Committee”) of the Board of Directors awards each executive a long-term incentive award that is payable entirely in equity, with no cash component. The size of each executive officer’s long-term incentive award is determined after review of external competitive market data, peer group and general industry trends.

For 2010, approximately 50% of a senior executive’s long-term award is payable in the form of performance-accelerated restricted stock units (“PARSUs”) and approximately 50% in the form of non-qualified stock options.

The PARSU award will be front loaded in an amount approximating a three-year grant, with no future award of restricted stock units anticipated to be made in either 2011 or 2012. The PARSU includes retention features relating to the settlement of shares described below. PARSUs vest based on continued service, a pre-established performance threshold level for earnings before interest and tax (“EBIT”) in 2010, 2011 or 2012, as well as on improvement in enterprise economic profit (“EP”) over a five-year period (January 1, 2010 to December 31, 2014). No PARSUs are eligible for vesting until after the second anniversary of the grant date. Beginning in 2012 (assuming the EBIT performance threshold is achieved), PARSUs may vest based on improvement in EP. PARSUs that vest because of enterprise EP performance up to 125% of target will be settled and paid immediately after the close of the year in which earned. PARSUs earned because of performance above 125% of target will be deferred and settled at the end of the five year performance period. If goals are not achieved within 5 years, no PARSUs vest. Vesting of PARSUs is also subject to a maximum payout of 200% of the original award with a performance driven threshold equal to 25% of the original award. In the event of below target performance relative to improvement in EP, the Committee retains discretion to make smaller awards to reflect progress made towards target performance levels; provided that no award shall vest in the event of performance below a threshold EBIT level to be achieved in either 2010, 2011 or 2012. During the vesting period, dividends on unvested restricted stock unit awards are credited to an executive’s award in the form of additional units, but are only delivered when and to the extent that the underlying award vests.

EBIT is full year net sales less the cost of goods sold and selling, general and administrative expenses, excluding interest income and expense, corporate income taxes, extraordinary items, discontinued operations, restructuring charges and certain one-time costs and the cumulative effect of accounting changes.

Enterprise EP is a measure of performance that is defined as after-tax EBIT, less the company’s weighted average cost of capital applied to the capital employed (net debt plus total equity) subject to

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

certain adjustments. The cumulative change in EP measures the change in economic profit between designated periods.

Stock options awarded under the plan generally are subject to a three-year pro rata vesting expiring on the third anniversary of the grant date. While there is no performance-based prerequisite to the vesting of stock options, in the event the market value of the common stock does not appreciate over the exercise price, the options will have no value. The exercise price for stock options is not less than the “fair market value” of the common stock underlying the awards on the grant date. “Fair market value” is defined as the closing price of such common stock as reflected on the New York Stock Exchange on the grant date and is a term and condition of all stock option awards approved by the Committee. No dividend rights attach to non-qualified stock options.

Both awards of PARSUs and stock options are subject to automatic forfeiture in the event of termination for gross misconduct and are subject to the company’s Recoupment Policy.

The following are the terms and conditions applicable to the award of PARSUs:

Terms and Conditions

Performance Accelerated Restricted Stock Units

•

MeadWestvaco Corporation (with its successors and assigns, the “Company”) has granted Performance Accelerated Restricted Stock Unit Awards (“PARSUs”), which are restricted stock units that may vest and be payable based on achievement of performance goals and continued service.

•	For each PARSU, there is designated a target number and a maximum number of stock units that may vest. Each PARSU represents one hypothetical share of Company common stock.

•

The PARSUs have been awarded pursuant to the Company’s 2005 Performance Incentive Plan, as amended and restated (the “Plan”) and are subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these Terms and Conditions by reference. Each capitalized term not defined herein has the meaning assigned to such term in the Plan. The Compensation and Organization Development Committee (the “Committee) shall have sole discretion to determine whether the performance goals are met, whether PARSUs are earned, vested and payable, and all other issues with respect to the PARSU grant.

Performance Goals

•	Two performance goals have been established by the Committee for the PARSUs. Both performance goals must be met in order for any PARSUs to be earned.

•	The EBIT goal is based on Earnings Before Interest and Taxes (“EBIT”).

ð	The EBIT goal must be met for the 2010 year, the 2011 year or the 2012 year. Each referenced year is a calendar year; for example, the “2010 year” is the calendar year ending December 31, 2010.

•	The EP goals are based on Improvement in Economic Profit (“EP”).

ð	The EP goals must be met during the five-year performance period that begins on January 1, 2010 and ends on December 31, 2014 (the “EP Performance Period”).

ð	If the EBIT goals are met, PARSUs may be earned based on improvement in EP to date at the end of each year during the EP Performance Period, beginning at the end of the 2011

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

year. No PARSUs may be earned prior to December 31, 2011, except in the event of a Change of Control as described below.

•	No PARSUs may be earned based on the EP goals unless and until the EBIT goal is met.

Tier 1 and Tier 2 Units

•	PARSUs are divided into two Tiers. The vesting and payment terms differ between the two Tiers.

ð	PARSUs earned up to 125% of a participant’s target number of PARSUs are referred to as “Tier 1 Units.”

ð	PARSUs earned in excess of 125% of a participant’s target number of PARSUs are referred to as “Tier 2 Units.”

•

For example, assume a participant has PARSUs with a target of 500 units and a maximum of 1000 units. In this case, 625 PARSUs will be Tier 1 Units and 375 PARSUs will be Tier 2 Units. Tier 2 Units may be earned only after all Tier 1 Units are earned.

•

In no event may the total number of Tier 1 Units, Tier 2 Units and dividend equivalents (which are referred to below as Dividend Units) exceed 200% of the target number of PARSUs awarded to a participant.

•	The participant’s award statement sets forth the target number of PARSUs.

EBIT Goal

•

The EBIT goal must be met for the 2010 year, the 2011 year or the 2012 year, in order for any PARSUs to be earned. If the EBIT goal is not met by the end of the 2012 year, all PARSUs shall immediately terminate and no amounts shall be payable with respect to the PARSUs.

•	The Committee will determine at the end of each year whether the EBIT goal has been met for the year and, if the EBIT goal is met, will certify attainment of the EBIT goal.

•	Attainment of the EBIT goal means that PARSUs may be earned based on attainment of EP goals and continued service, up to the specified maximum number of PARSUs for each participant.

EP Goals

•

If the EBIT goal is met for the 2010 year or the 2011 year, participants can begin to earn PARSUs based on attainment of the EP goals as of the end of the 2011 year. No PARSUs may be earned before December 31, 2011, except in the event of a Change of Control, as described below.

•	Beginning at the end of the 2011 year, the Committee will determine each year whether and to what extent the EP goals have been attained as of the end of the applicable year.

ð

If the EBIT goal has been met and the EP performance goals have been attained as of the end of the applicable year, the Committee will determine the number of PARSUs that are earned as of the end of the year based on attainment of the EP goals and will identify the Tier 1 Units and any Tier 2 Units that are earned as of year end.

ð	Any earned PARSUs will vest and be payable as described below.

•

If the EBIT goal is not met for the 2010 year or the 2011 year, but it is met for the 2012 year, any PARSUs that would have been earned at the end of the 2011 year based on attainment of EP goals as of December 31, 2011 will not be considered to have been earned until the end of the 2012 year. If the EBIT goal is met for the 2012 year, such PARSUs will be considered earned as of December 31, 2012 and will vest and be payable as described below.

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

•

The number of PARSUs that are earned based on attainment of the performance goals is cumulative and will not exceed the specified maximum for the participant (200% of the target PARSUs awarded, including Dividend Units).

Vesting and Payment of Tier 1 Units

•

If the EBIT goal is attained and the EP goals are attained, Tier 1 Units that are earned will vest as described below on the date on which the Committee certifies that the EP goals have been met for the preceding year.

ð

In January or February of each year, the Committee will determine whether the cumulative improvement in EP goals have been attained for the preceding performance year (relative to the five-year EP goal sufficient to earn any PARSUs) and will certify attainment of the EP goals. For example, the 2011 performance period vesting date will be the date in 2012 on which the Committee determines whether the EP goals were attained for the 2011 year.

•	If the EBIT goal is attained for the 2010 year or the 2011 year:

ð

Any Tier 1 Units that are earned based on attainment of the EP goals as of the end of the 2011 year will vest on the 2011 performance period vesting date, and shares of Company common stock equal to such vested Tier 1 Units will be issued no later than March 15, 2012.

ð

Any Tier 1 Units that are earned based on attainment of the EP goals as of the end of the 2012 year will vest on the 2012 performance period vesting date, and shares of Company common stock equal to such vested Tier 1 Units will be issued no event later than March 15, 2013.

•

If the EBIT goal is not attained for the 2010 year or the 2011 year but is attained for the 2012 year, all Tier 1 Units that are earned based on the EP goals as of the end of the 2011 year and the 2012 year will vest on the 2012 performance period vesting date, and shares of Company common stock equal to such vested Tier 1 Units will be issued no later than March 15, 2013.

•	If the EBIT goal has not been attained by December 31, 2012, all PARSUs will be immediately canceled.

•	If the EBIT goal is attained for the 2010 year, 2011 year or 2012 year:

ð

Any Tier 1 Units earned based on attainment of the EP goals as of the end of the 2013 year will vest on the 2013 performance period vesting date, and shares of Company common stock equal to such vested Tier 1 Units will be issued no later than March 15, 2014.

ð

Any Tier 1 Units earned based on attainment of the EP goals as of the end of the 2014 year will vest on the 2014 performance period vesting date, and shares of Company common stock equal to such vested Tier 1 Units will be issued no later than March 15, 2015.

•

All vesting and payment of PARSUs is subject to the participant’s continued employment through the applicable vesting date. Except as described below, if the participant’s employment with the Company and its subsidiaries terminates for any reason before the applicable vesting date, the participant will earn no additional PARSUs and his or her unvested PARSUs will be immediately forfeited.

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

Certain Terminations of Employment with Respect to Tier 1 Units

•

If a participant’s employment with the Company and its subsidiaries terminates on or after January 1, 2011 on account of death, Disability, Retirement or involuntary termination without Cause, and if the EBIT goal has been attained by the end of the year of termination, the participant will earn a pro rata number of PARSUs for the year of such termination based on Company’s attainment of EP goals as of the end of the year of termination.

•

The pro rata amount will be the number of PARSUs that would otherwise be earned for the year of termination, multiplied by a fraction, the numerator of which is the number of months of service performed during the EP Performance Period and the denominator of which is 60.

•

Any PARSUs earned for the year of termination will be earned and vest on the vesting date following the year in which the participant’s termination date occurs (for example, if termination occurs in 2013, vesting occurs on the 2013 performance period vesting date). Shares of Company common stock equal to such vested Tier 1 Units will be issued no later than March 15 following the year in which the participant’s termination date occurs. All other PARSUs shall be immediately forfeited.

•

If a participant’s employment with the Company and its subsidiaries terminates during the 2011 year on account of death, Disability, Retirement or involuntary termination without Cause, and if the EBIT goal was not met for the 2010 year and the 2011 year but is met for the 2012 year, the participant will earn a pro rata number of PARSUs for the 2011 year based on Company’s attainment of EP goals as of December 31, 2011.

•

The pro rata amount will be the number of PARSUs that would otherwise be earned for the year of termination, multiplied by a fraction, the numerator of which is the number of months of service performed during the EP Performance Period and the denominator of which is 60.

•

In this situation, any PARSUs calculated for the 2011 year will be earned and vest on the 2012 performance period vesting date, subject to achievement of the EBIT goal for the 2012 year. Shares of Company common stock equal to such vested Tier 1 Units will be issued no later than March 15, 2013. All other PARSUs shall be immediately forfeited.

•

If a participant’s employment with the Company and its subsidiaries terminates for any reason other than death, Disability, Retirement or involuntary termination without Cause, no additional PARSUs will be earned, and the participant’s unvested PARSUs will be forfeited.

Vesting and Payment of Tier 2 Units

Vesting of Tier 2 Units

•

If Tier 2 Units are earned as described under “EP Goals” above, the earned Tier 2 Units will vest on the 2014 performance year vesting date, if the participant continues in employment with the Company and its subsidiaries through such date.

•

If Tier 2 Units are earned and the participant’s employment is terminated on account of the participant’s death, Disability, Retirement or involuntary termination by the Company and its subsidiaries without Cause, any earned but unvested Tier 2 Units will become fully vested on such termination date.

•

If a participant’s employment with the Company and its subsidiaries terminates for any reason other than death, Disability, Retirement or involuntary termination without Cause, the participant’s unvested Tier 2 Units will be forfeited.

•

If Tier 2 Units are earned and a Change of Control occurs while the participant is employed by the Company and its subsidiaries, any earned but unvested Tier 2 Units will become fully vested one year after

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

the date of the Change of Control (if earlier than the applicable date described above under this “Vesting of Tier 2 Units”), if the participant continues in employment with the Company and its subsidiaries through such date.

Payment of Tier 2 Units

•

If a participant’s Tier 2 Units vest, shares of Company common stock equal to such vested Tier 2 units will be issued in the calendar year next following the first to occur of the following events (but not later than March 15 of such year):

ð	December 31, 2014, or

ð	The participant’s termination of employment with the Company and its subsidiaries.

•

Notwithstanding the foregoing, if a Change of Control occurs that also meets the requirements of a “change in ownership or control” under Code section 409A, shares of Company common stock equal to the participant’s vested but unpaid Tier 2 units will be issued on the first anniversary of the Change of Control, if earlier than the date described in the preceding paragraph.

•

Tier 2 Units are considered deferred compensation under Code section 409A and, as such, are subject to the six-month delay under Code section 409A. Under section 409A, all Tier 2 Units to be distributed to participants upon separation from service shall be postponed for six months following the date of the participant’s separation from service (if the six month payment date is later than the otherwise applicable payment date upon separation from service) and, in the event of such postponement, shall be paid within 15 days after the end of the six-month period. If the participant dies during such six-month period, the distribution shall be paid within 90 days of the participant’s death. The provisions of section 409A apply notwithstanding any provisions of these Terms and Conditions to the contrary.

Change of Control

CIC Earned Units

•

In the event of a Change of Control, any unearned PARSUs will be earned pro rata at target as of the date of the Change of Control as described below. PARSUs earned as of the date of the Change of Control are referred to as “CIC Earned Units”.

ð

The number of CIC Earned Units, if any, will be determined by (i) multiplying the participant’s target number of PARSUs by a fraction, the numerator of which is the total number of months completed during the EP Performance Period prior to the date of the Change of Control and the denominator of which is 60 and (ii) subtracting the number of PARSUs previously earned by the participant.

ð	No PARSUs in excess of the target number of PARSUs may be CIC Earned Units. For the avoidance of doubt, no Tier 2 Units may be earned as CIC Earned Units.

ð	All Dividend Units will be forfeited upon a Change of Control, except for previously earned Dividend Units, which shall vest and be payable as provided under “Dividend Equivalents” below.

Vesting and Payment of CIC Earned Units

•

Except as described below, the CIC Earned Units will vest on the first to occur of the following dates, if the participant continues in employment with the Company and its subsidiaries through such date:

ð	One year following the date of the Change of Control, or

ð	December 31, 2014.

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

•	Shares of Company common stock equal to such vested CIC Earned Units will be issued no later than March 15 of the year next following the first anniversary of the Change of Control.

•

If the participant’s employment terminates before the vesting date on account of involuntary termination by the Company and its subsidiaries without Cause or for Disability, or upon the participant’s death, the CIC Earned Units will vest on the participant’s termination date. Shares of Company common stock equal to such vested CIC Earned Units will be issued within 60 days after the participant’s termination date.

•	Special rules for Retirement eligible participants:

ð

If the participant has attained Retirement Age as of the date of the Change of Control, the CIC Earned Units will vest upon the date of the Change of Control. Shares of Company common stock equal to such vested CIC Earned Units will be issued within 60 days after the date of the Change of Control.

ð

If the participant continues in employment with the Company and its subsidiaries after the Change of Control and, while employed, attains Retirement Age before the CIC Earned Units have vested, any unvested CIC Earned Units will vest on the date on which the participant attains Retirement Age. Shares of Company common stock equal to such vested CIC Earned Units will be issued within 60 days after the date on which the participant attains Retirement Age.

•

If a participant’s employment with the Company and its subsidiaries terminates for any reason other than death or involuntary termination by the Company and its subsidiaries without Cause or for Disability, upon or after a Change of Control, the participant’s unvested CIC Earned Units will be forfeited.

Requirement of a Release

•

Notwithstanding the foregoing, if a participant’s employment terminates on account of Disability, Retirement or involuntary termination without Cause, no PARSUS shall be earned, vested or paid on account of such termination unless the participant signs a release of claims against the Company and its subsidiaries and affiliates, in a form provided by the Company.

Dividend Equivalents

•

Dividend equivalents will accrue on unpaid PARSUs (including Dividend Units) as dividends are declared on underlying shares of Company common stock. Dividend equivalents will be converted into additional PARSU units (“Dividend Units”) by dividing the applicable dividend amount by the per share common stock price on the payment date for the dividend.

•	Dividend Units shall be earned based on attainment of the same performance goals as the underlying PARSUs to which they relate.

•

All Dividend Units that are earned based on attainment of the performance goals shall be subject to the same vesting and payment terms as Tier 2 Units, so that the Tier 2 vesting and payment terms described above shall apply to earned Dividend Units; provided, however, that in no event may the total number of Dividend Units and Tier 2 Units payable to a participant exceed the maximum number of Tier 2 Units applicable to the PARSU award. If the total number of Dividend Units and Tier 2 Units payable to a participant would exceed the maximum Tier 2 Unit amount, any excess Dividend Units shall be forfeited.

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

Forfeiture for Cause or Competition; Recoupment Policy

•	All undistributed PARSUs (regardless of whether they are earned or vested) will automatically be forfeited under the following circumstances:

ð	Employment of the participant is terminated for Cause or

ð

The participant renders services, directly or indirectly, to any third party engaged in competition with the Company and any of its subsidiaries or affiliates (including solicitation of Company employees or customers of the Company and any of its subsidiaries or affiliates).

•	All PARSUs (whether or not earned and vested) are subject to recoupment in accordance with Company’s Recoupment Policy.

Definitions

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For purposes of this agreement, “Cause” means (i) fraud, misappropriation or embezzlement; (ii) engaging in conduct that is demonstratively and materially injurious to the Company and any of its subsidiaries or affiliates; (iii) gross or intentional neglect of duties or responsibilities as an employee; or (iv) gross or intentional violation of the Company’s policies and procedures.

•	For purposes of this agreement, the “Company” means MeadWestvaco Corporation and its successors by merger or otherwise.

•	For purposes of this agreement, “Disability” means a long-term disability as determined under the Company’s Qualified Retirement Plan.

•

For purposes of this agreement, “Retirement Age” means (i) age 62 with 20 years of service or (ii) age 65, and “Retirement” means termination of employment for any reason other than Cause after Retirement Age.

Miscellaneous

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Committee Discretion: The Committee shall have sole discretion to determine whether the EBIT performance goal is met. Assuming the EBIT performance goal has been achieved in either 2010, 2011 or 2012, the Committee shall have sole discretion to determine whether the EP performance goals are met, whether PARSUs are earned, vested and payable, and all other issues with respect to the PARSU grant. All decisions of the Committee shall be consistent with Code section 162(m) and Code section 409A, as applicable, and other relevant laws applicable to the PARSU award.

•

Tax Withholding: All obligations of the Company under these Terms and Conditions shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the PARSUs. A participant may satisfy any tax withholding obligations arising upon settlement of PARSU by (a) delivery of a certified check to the Company, (b) authorizing the Company to withhold shares otherwise issuable to the participant, up to the minimum applicable withholding amount, (c) tendering shares previously acquired to the Company, or (d) authorizing the sale of a portion of the shares otherwise issuable in an amount necessary to generate sufficient cash to satisfy the withholding obligation. If the Company receives no instruction from the participant with respect to alternative means to satisfy his or her tax withholding obligation, the obligation shall be satisfied by withholding shares, up to the minimum applicable withholding amount.

•

Change of Control: If, pursuant to these Terms and Conditions, distribution is to be made after a Change of Control, the Committee may determine that (x) the outstanding earned PARSUs will be converted into the right to receive the same consideration per share of Company common stock as is

MeadWestvaco Corporation

Performance Accelerated Restricted Stock Unit Awards (PARSUs) (for 2010)

payable to the other stockholders of the Company upon the consummation of the Change of Control and (y) the cash consideration the participant is entitled to receive upon such conversion will be credited with interest until paid upon the relevant date.

•

Stockholder Rights: A participant will not have any stockholder rights, including voting or liquidation rights, with respect to the shares underlying PARSUs until the participant becomes the record holder of those shares following their actual issuance after the Company’s collection of the applicable withholding taxes.

•

Code Section 409A: The PARSUs and these Terms and Conditions are intended to comply with Code section 409A or an exemption, to the extent applicable. To the extent there is any ambiguity as to whether any provision of these Terms and Conditions would otherwise contravene one or more requirements or limitations of Code section 409A, such provision will be interpreted and applied in a manner that does not result in a violation of the applicable requirements of Code section 409A. Notwithstanding anything in these Terms and Conditions to the contrary, payments (which, for all purposes, include issuance of shares) may only be made upon an event and in a manner permitted by Code section 409A, to the extent applicable, including the six month delay applicable to key employees as described in Section 6.13(b) of the Plan. Payments upon termination of employment may only be made upon a “separation from service” under Code section 409A, and each payment under these Terms and Conditions shall be considered a separate payment for purposes of Code section 409A. In no event may a participant designate, directly or indirectly, the calendar year of a payment or issuance of shares.

•

Compliance with laws and regulations: The issuance of any shares and other payments underlying PARSUs is subject to compliance by the Company and the participant with all legal requirements related to the Plan and the PARSUs under applicable provisions of the federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable Stock Exchange on which the Company’s common stock is listed for trading.

•

Acceptance: The participant agrees to be bound by the terms of the Plan and these Terms and Conditions, and the participant agrees that all of decisions and determinations of the Committee with respect to the PARSUs shall be final and binding.